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                                                                    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-80577, No. 333-00514, No. 333-46473, No.
333-80087, No. 333-80089, No. 333-85093, No. 333-38966, No. 333-38988, No.
333-50582, No. 333-50584, No. 333-68362, No. 333-106670, No. 333-111520 and No.
333-116570) and the Registration Statements on Form S-3 (No. 333-49092 and No. 333-111547) of RadiSys Corporation of our report dated March 3, 2005 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Portland, Oregon
March 7, 2005